MNP Petroleum Corp. Agrees To US$ 67,000,000 Equity and Debt Investment with Stichting VB Vagobel

BAAR, SWITZERLAND, September 8, 2014

MNP Petroleum Corp. (“MNP”) (TSX-V: MNP; OTCQB: MNAP) announces that it has entered into a letter agreement with Stichting VB Vagobel (“Vagobel”), a financial holding company under the laws of the Netherlands, providing for a staged private placement of equity and convertible debt for gross proceeds of up to US$ 67,000,000.

Highlights:

Vagobel has entered into a letter agreement with MNP for a total funding of up to US$ 67,000,000
Definitive Agreement due no later than 15 October 2014
US$ 12,059,197 equity funding in two tranches:
US$ 7,315,670 for 48,771,130 MNP shares at US$ 0.15
Non-transferable warrant to purchase additional 23,717,633 MNP shares at an exercise price of US$ 0.20 for total of US$ 4,743,527
Five year convertible loan of US$ 50,000,000 funded in two tranches:
All principal debt converts at US$ 0.70 per share
Debt carries simple interest of 3%, with 2% of that to be paid in 7,142,857 interest warrant with exercise price of US$ 0.70 for a total of US$ 5,000,000, and remaining 1% to be paid in cash
Vagobel to appoint 3 new members to the MNP Board of Directors as well as 3 additional management members

Heinz Scholz, Executive Chairman of MNP, stated “we are delighted to welcome Vagobel to our team and we look forward to working with such a strong financial and strategic partner in our efforts to unlock the potential of our projects in Central Asia. The completion of this transaction will enable us to advance the development of our assets in Tajikistan. We anticipate being able to provide guidance on the specifics of our plans in this regard as soon as practicable after the closing of the transaction.”

In addition to the private placement, MNP and Vagobel are discussing the integration of Vagobel's sister company, VBV International Pte Ltd (“VBV”) into MNP. VBV holds in excess of USD $2 billion of assets and will open the downstream market, through its investments and abilities for MNP.

Details of the Agreement:

In the first stage, Vagobel has agreed to purchase 48,771,130 MNP common shares (the “First Stage Shares”) at a purchase price of US$ 0.15 per share (for an aggregate total of US$ 7,315,670) and one non-transferable share purchase warrant (the “Warrant”). The Warrant will provide that Vagobel will acquire an additional 23,717,633 MNP common shares at an exercise price of US$ 0.20 per share within five (5) business days after exercise of the Warrant is approved by the TSX Venture Exchange (the “Exchange”). Gross proceeds upon exercise of the Warrant will be approximately US$ 4,743,527.

The second stage, Vagobel consists of a five year non-transferable convertible loan to MNP in the amount of US$ 50,000,000, to be funded in two tranches of US$ 25,000,000. The letter agreement provides that the first tranche will be funded thirty calendar days after MNP receives shareholder approval and that the second tranche shall be funded six months after shareholder approval. Outstanding principal will bear simple interest at the rate of three (3%) percent per annum, with interest payable annually within 30 days after each funding anniversary. Two percent of the interest is to be paid through exercise of a share purchase warrant (the “Interest Warrant”) providing for the purchase of up to an aggregate of up to 7,142,857 MNP common shares (“Interest Shares”) at an exercise price of US$ 0.70 per Interest Share for a period coterminous with the Loan and the residual of one percent (1%) is to be paid by MNP in cash. The principal amounts outstanding under the loan will be convertible into MNP common shares at a conversion price of US$ 0.70. The right to purchase Interest Shares pursuant to the Interest Warrant will vest only as and when interest becomes payable under the Loan, with such number vesting on each vesting date as will be sufficient to pay two thirds of the interest due and payable on that vesting date.

MNP and Vagobel will immediately commence the effort to enter into a Definitive Agreement in respect of the transaction on or before September 30, 2014, but in no event later than October 15, 2014. The Definitive Agreement will provide for, among other things, customary and mutual indemnities, representations and warranties, covenants and conditions and shall be in form and substance satisfactory to both Vagobel and MNP, acting reasonably.

The obligations of both parties to complete each stage of the transaction is subject to, among other things, satisfactory due diligence investigations by both parties, the receipt of all required third party approvals including court, regulatory, Exchange and shareholder approvals (to the extent required by the Exchange) and the execution of a mutually satisfactory definitive agreement. The parties expect to close the sale of the First Stage Shares and the Warrant (the “First Stage Closing”) by October 15, 2014, but they anticipate that the Exchange will require MNP shareholder approval prior to permitting exercise of the Warrant or the Interest Warrant or the conversion of any amounts outstanding under the loan.

Finally, the letter agreement provides that Vagobel will be permitted to nominate directors to MNP’s Board. At the First Stage Closing, MNP’s Board has agreed to create two new vacancies, increasing the number of directors from five to seven, and to appoint two Vagobel nominees to fill those vacancies. Once the transaction has been approved by the MNP shareholders and the Warrant has been exercised, MNP’s Board has agreed to increase the number of directors to create a third new vacancy, increasing the number of directors from seven to eight, and to appoint a third Vagobel nominee to the Board. Vagobel will also be given the right to nominate three qualified persons to assist MNP’s management team in roles to be agreed upon.

About MNP

MNP is an international oil and gas company with primary focus on exploration and development in Central Asia and Mongolia. Through its 1.2% equity interest in Petromanas Energy Inc., a Canadian public company, MNP participates in exploration projects in Albania, France and Australia. In Tajikistan MNP owns 90% working interest in a Production Sharing Agreement covering the license areas Zapadnyi and Severo-Zapadnyi in the Soughd region through its wholly-owned subsidiary DWM Petroleum AG, and it has agreed to purchase a working interest eight producing oilfields. In Mongolia, MNP owns 74% working interest in two Production Sharing Contracts covering Blocks XIII and XIV through its wholly-owned subsidiary DWM Petroleum AG.

About Vagobel

Stichting VB Vagobel is a company exploring international opportunities. It was founded in 1992 in The Netherlands as a financial holding company for real estate and other assets.

Vagobel is currently investing in companies in the upstream industry and are currently involved in opportunities in the Middle East and Africa. Through MNP Petroleum Vagobel will enlarge its visibility in Central Asia. Through its sister company registered in Singapore, the group holds equity in a maritime shipping consortium and will start exploring the maritime bunkering industry. Vagobel will also in the near future investigate the opportunity to engage in the alternative and bio energy industry.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information please contact:

Peter-Mark Vogel
Chief Financial Officer & Corporate Secretary
MNP Petroleum Corp.
Bahnofstr. 9, P.O. Box 155
6341, Baar
Switzerland
Tel: +41 44 718 10 30
Fax: +41 44 718 10 39
Email: info@mnppetroleum.com
Web: www.mnppetroleum.com

Robert Gardino
Streicher Capital
55 Broadway, Suite 302
New York, NY 10006
USA
Tel: +1 212 607 8055
Email : rgiordano@streichercapital.com

Forward-Looking Statement Disclaimer
This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management's plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include statements about the private placement of equity and convertible debt for gross proceeds of up to US$ 67 million by Vagobel, the operations update by MNP as well as on going discussions integrating Vagobel’s sister company VBV into MNP. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of MNP’s business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risk of unexpected delays arising from field conditions, MNP’s ability to raise the necessary capital and other risks identified in MNP’s periodic filings with the Securities and Exchange Commission on EDGAR. Any of these risks could cause MNP’s or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Except as required by applicable law, including the securities laws of the United States and Canada, MNP does not intend to update any of the forward-looking statements to conform these statements to actual results.